                                                                    EXHIBIT 1.04



         A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.

                                2,000,000 SHARES

                    EASYLINK INFORMATION TECHNOLOGY CO., LTD.

                     (A BRITISH VIRGIN ISLANDS CORPORATION)

                                  COMMON STOCK
                                 (NO PAR VALUE)


                           SELECTED DEALERS AGREEMENT



                                                               September __ 2002


Ladies and Gentlemen:

         We have agreed to act as the exclusive agent for Easylink Information Technology Co., Ltd., a British Virgin Islands corporation (the "Company), pursuant to an Underwriting Agreement between the Company and us (the "Underwriting Agreement"), in connection with the offer and sale to the public of up to an aggregate of 2,000,000 shares of the Company's Common Stock, no par value (the "Shares"). The Shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus.

         We are offering, on behalf of the Company, to certain dealers (the "Selected Dealers"), among whom we may be included, subject to prior sale, when, as and if delivered by the Company and accepted by the Underwriters on behalf of the purchasers thereof and subject to the approval of legal matters by their and our respective counsel and subject to the other terms and conditions hereof, a part of the Shares to be offered and sold by such Selected Dealers to the public on a best efforts basis at the initial public offering price of $5.00 per Share. Subject to the sale of a minimum of 1,400,000 of such Shares, you will earn a commission of $0.25 per share for each share sold by you.


         You confirm that you are a Selected Dealer who is actually engaged in the investment banking or securities business and who is either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) a dealer with its principal place of business located outside the United States, its territories or its possessions and not registered under the Securities Exchange Act of 1934 (the "1934 Act") who hereby agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. In making any sales you hereby agree to comply with the provisions of Rule 2740 of the NASD, and if you are a foreign dealer and not a member of the NASD you also hereby agree to comply with the NASD's interpretation IM-2110.1. Free-Riding and Withholding, to comply, as though you were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD, and to comply with Rule 2420 of the NASD as that section applies to a nonmember foreign dealer. You, by your execution of this Agreement, represent that neither you nor any of your directors, officers, partners, or "person associated with you" (as defined in the Bylaws of the NASD) nor, to your knowledge, any "related person" (as defined by Rule 2710 of the NASD) have participated or intend to participate in any transaction or dealings as to which documents or information are required to be filed with the NASD pursuant to such Rule 2710, and as to which such documents or information have not been so filed in a timely manner. You also acknowledge and represent that you have never acquired any unregistered securities of the Company except as may be disclosed in Part II to the Company's Registration Statement filed with the United States Securities and Exchange Commission.


         The initial public offering price of the Shares is to be $5.00 per share. Dealers who accept this Agreement may allow a commission of not in excess of $0.25 per share sold by any other dealers who are either members of the NASD or foreign dealers who agree to abide by the conditions with respect to foreign dealers set forth in the preceding paragraph.


         All orders will be strictly subject to confirmation, and we reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any



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other person is authorized by the Company or us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No dealer is authorized to act as agent for the Underwriter when offering the Shares to the public or otherwise.

         Upon release by us, you may offer the Shares at the initial public offering price, subject to the terms and conditions hereof. The Underwriter and the Selected Dealers may, with our consent, re- allow Shares from and to each other at the initial public offering price less a commission no greater than the commission to Selected Dealers.

         You confirm that you will at all times comply with the provisions of Rule 10b-6 under the 1934 Act applicable to this offering. You agree that you will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Shares in the open market or otherwise make a market in the Shares or in any way attempt to induce others to purchase Shares in the open market. Nothing contained in this paragraph shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         Payment for Shares purchased by you is to be made by certified or bank cashier's check at our office at 6041 S. Syracuse, Suite 305, Englewood, CO 80111 at the initial public offering price less the above concession, on such date as we may advise, in Denver Clearing House funds to our order against delivery of the Shares to be purchased by you.

         This Agreement shall terminate at the close of business on the 90th day after the effective date of the Registration Statement, unless earlier terminated by us. We may terminate this Agreement at any time by written facsimile or telegraphic notice to you.

         In the event that prior to the termination of this Agreement we purchase, or contract to purchase, for our account, in the open market or otherwise, any Shares delivered to you, you agree to repay to us for our account the amount of the above commission to Selected Dealers plus brokerage commissions and transfer taxes paid in connection with such purchase or contract to purchase.



                                      -3-
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         You agree that at any time or times prior to the termination of this
Agreement you will, upon our request report to us the number of Shares sold to members of the public by you under this Agreement and the number of Shares which then remains unsold by you and will, upon our request, at any such time or times allow us to sell the number of such unsold Shares as we may designate, at the initial public offering price less an amount to be determined by us not in excess of the commission paid to you.

         You agree to indemnify us and to hold us harmless and each person, if any, who controls us, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), against any and all losses, claims, damages, or liabilities to which we may become subject as a result of your breach of this Agreement or of your failure to perform any of the promises contained herein, and will also reimburse us, or any controlling person thereof, for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "1933 Act"), or of the rules and regulations of the Securities and Exchange Commission (the "Commission") issued thereunder.

         Upon application to us, we will inform you as to the jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         You confirm that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses and confirm that you have complied and will comply therewith. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably



                                      -4-
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request for the purposes contemplated by the 1933 Act, or the 1934 Act or the rules and regulations of the Commission thereunder.

                  The undersigned hereby confirms that it is in compliance with subsections (c)2 and (c)3 of Rule 2720 of the NASD, and therefore is eligible to participate in this Offering.

         Any notice from us to you shall be deemed to have been duly given if mailed, telegraphed, or transmitted via facsimile to you at the address to which this Agreement is mailed.



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         Please confirm your agreement hereto and indicate the number of Shares ordered by completing the Offer to Participate included herewith and by completing the information requested at the bottom of this page, signing in the space provided and by telegraphing or transmitting via facsimile the completed Agreement at once to us at 6041 South Syracuse, Suite 305, Englewood, Colorado 80111, Fax ___________ Attention: Syndicate Department, the enclosed duplicate of this letter. Upon receipt thereof this letter and such signed duplicate copy will evidence the agreement between us.


                                        Very truly yours,

                                        SPENCER EDWARDS INVESTMENTS, INC.


                                        ----------------------------------
                                        By Edward Price



Confirmed as of the date first above written:



                                   (Firm Name)
----------------------------------


By                                 (Authorized Representative)
  --------------------------------
                      (          )
----------------------------------

                                   (Address)
----------------------------------

                                   (Telephone Number)
----------------------------------

                                   (Tax I.D. Number)
----------------------------------

                                   (Number of shares indicated for)
----------------------------------



                                      -6-
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                              OFFER TO PARTICIPATE

Spencer Edwards Investments Inc, Inc.
6041 South Syracuse, Suite 305
Englewood, CO 80111

Ladies and Gentlemen:

         We hereby enter our order for _____________ shares of Common Stock of Easylink Information Technology Co., Ltd., a British Virgin Island corporation, under the terms and conditions of the foregoing letter.

         We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the prospectus relating to the above Shares, and we further state that in entering this order we have relied upon said Prospectus and no other statements whatsoever, written or oral. We confirm that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or a dealer with its principal place of business located outside the United States, its territories or its possessions and not registered under the Securities Exchange Act of 1934 who agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein, and in making any sale we agree to comply with the provisions of Rule 2740 of the NASD, and if we are a foreign dealer and not a member of the NASD also to comply with the NASD's interpretation IM-2110.1. Free-Riding and Withholding, to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD, and to comply with Rule 2420 of the NASD as that section applies to a nonmember foreign dealer.


                                                  ------------------------------
                                                  (Firm Name)

                                                  By
                                                    ----------------------------
                                                     (Authorized Representative)

Dated:                 , 2001
       ----------------



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